As filed with the Securities and Exchange Commission on January 21, 2016
Registration Statement No.  333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM S-3
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933
_____________________________________________
UMH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
Maryland	22-1890929
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C
Freehold, NJ  07728
 (732) 577-9997
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Anna T. Chew
Chief Financial Officer
UMH Properties, Inc.
Juniper Business Plaza
3499 Route 9 North, Suite 3-C
Freehold, NJ  07728
Tel: (732) 577-9997
 Fax: (732) 577-9980
(Name, address, including zip code, and telephone number, of agent for service of process)
Copies to:
 Jeffrey S. Lowenthal, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY  10038
Tel: (212) 806-5400
Fax: (212) 806-6006

_____________________________________________
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
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If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer,  an accelerated filer, a non-accelerated filer, or a smaller reporting company.
 See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐                                                                                                                                                                                                                                                                                   Accelerated filer  ☒
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)                                                                                                                                                            Smaller reporting company  ☐

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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)
Common Stock, $0.10 par value per share	-	-	-	-
Preferred Stock, $0.10 par value per share	-	-	-	-
Debt Securities(5)	-	-	-	-
Total	$150,000,000	-	$150,000,000	$4,535 (6)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock of the registrant, and such indeterminate principal amount of debt securities of the registrant, as shall have an aggregate initial offering price not to exceed $150,000,000. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for that issuance. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares of common stock and preferred stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum offering price per unit and proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and are not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D to Form S-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(5)	May include senior debt securities and subordinated debt securities.
(6)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes a total of $104,970,000 aggregate offering price of unsold securities that were previously registered on a registration statement on Form S-3 and for which the registration fee of $14,318 was previously paid. Accordingly, the $4,535 registration fee shown above has been calculated based on the proposed maximum offering price of the additional $45,030,000 of securities registered on this Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities registered pursuant to this Registration Statement include $104,970,000 aggregate offering price of unsold securities of the registrant previously registered on its Registration Statement on Form S-3 (Registration No. 333-186084), filed on January 18, 2013, which the registrant refers to as the Prior Registration Statement.  The filing fee of $14,318 relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered in this Registration Statement.   To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in an state where the offer or sale is not permitted.

 Subject to Completion
Preliminary Prospectus dated January 21, 2016
PRELIMINARY PROSPECTUS
$150,000,000
UMH PROPERTIES, INC. Common Stock Preferred Stock Debt Securities
      We may use this prospectus to offer and sell our common stock, preferred stock or debt securities from time to time.  The aggregate public offering prices of the common stock, preferred stock and debt securities covered by this prospectus, which we refer to collectively as the securities, will not exceed $150,000,000.  The securities may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.   Our common stock, $0.10 par value per share, 8.25% Series A Cumulative Redeemable Preferred Stock, $0.10 par value per share ("Series A Preferred Stock"), and 8.0% Series B Cumulative Redeemable Preferred Stock, $0.10 par value per share ("Series B Preferred Stock") are listed and traded on the New York Stock Exchange (the "NYSE") under the symbols "UMH," "UMHPRA" and "UMHPRB," respectively.
We will provide the specific terms and conditions of these securities in supplements to this prospectus in connection with each offering. Such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust ("REIT") for U.S. federal income tax purposes.  See "Description of Capital Stock —Restrictions on Ownership and Transfer."  Please read this prospectus and the applicable prospectus supplement carefully before you invest.
We may offer the securities directly, through agents designated by us from time to time, or to or through underwriters or dealers.  If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement.  See "Plan of Distribution."
An investment in our securities involves a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus for a discussion of risk factors that you should consider in connection with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                       , 2016.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
UMH PROPERTIES, INC.	1
RISK FACTORS	3
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS	16
RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	17
DESCRIPTION OF CAPITAL STOCK	17
DESCRIPTION OF DEBT SECURITIES	24
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BY-LAWS	31
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	35
PLAN OF DISTRIBUTION	52
LEGAL MATTERS	53
EXPERTS	53
WHERE YOU CAN FIND MORE INFORMATION	53
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	54

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this process, we may from time to time sell in one or more offerings any of the securities described in this prospectus, or any combination thereof, up to a total amount of $150,000,000.  In this prospectus, we refer collectively to our common stock and preferred stock as our "capital stock" and our capital stock and debt securities as "securities."
You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" in this prospectus. The prospectus supplement may add, update or change the information contained in this prospectus. The registration statement that contains this prospectus and the exhibits to that registration statement contain additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC's website or at the SEC offices mentioned under the heading "Where You Can Find More Information," or can be obtained by writing or telephoning us at the following address and telephone number:
UMH Properties, Inc.
Attention:  Stockholder Relations
3499 Route 9 North, Suite 3-C
Juniper Business Plaza
Freehold, NJ 07728
 (732) 577-9997

UMH PROPERTIES, INC.
UMH Properties, Inc. is a Maryland corporation operating as a qualified real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code (the "Code").  Our primary business is the ownership and operation of manufactured home communities – leasing manufactured home sites to private manufactured home owners.  As of December 31, 2015 we owned and operated ninety-eight manufactured home communities containing approximately 17,800 developed home sites The communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan.  We also lease homes to residents, and through our wholly-owned taxable REIT subsidiary, UMH Sales and Finance, Inc. ("S&F"), sell and finance the sale of homes to residents and prospective residents of our communities.
During 2014, we added fourteen manufactured home communities, encompassing approximately 1,600 sites, to our portfolio.  During 2015, we added ten manufactured home communities, encompassing approximately 2,700 sites, to our portfolio.
A manufactured home community is designed to accommodate detached, single-family manufactured homes.  These manufactured homes are produced off-site by manufacturers and installed on sites within the community.  These homes are often improved with the addition of features constructed on site, including garages, screened rooms and carports.  Manufactured homes are available in a variety of designs and floor plans, offering many amenities and custom options.  Each owner of a manufactured home leases the site on which the home is located from us.

Manufactured homes are accepted by the public as a viable and economically attractive alternative to common site-built single-family housing.  The affordability of the modern manufactured home makes it a very attractive housing alternative.  Depending on the region of the country, construction cost per square foot for a new manufactured home averages anywhere from 10 to 50 percent less than a comparable site-built home, excluding the cost of land.  This is due to a number of factors, including volume purchase discounts and inventory control of construction materials and control of all aspects of the construction process, which is generally a more efficient and stream-lined process as compared to a site-built home.
Modern residential land lease communities are similar to typical residential subdivisions containing central entrances, paved well-lit streets, curbs and gutters.  The size of a modern manufactured home community is limited, as are other residential communities, by factors such as geography, topography, and funds available for development.  Generally, modern manufactured home communities contain buildings for recreation, green areas, and other common area facilities, which, as distinguished from resident owned manufactured homes, are the property of the community owner.  In addition to such general improvements, certain manufactured home communities include recreational improvements such as swimming pools, tennis courts and playgrounds.  Municipal water and sewer services are available to some manufactured home communities, while other communities supply these facilities on site.  Therefore, the owner of a home in our communities leases from us not only the site on which the home is located, but also the physical community framework, and acquires the right to utilize the community common areas and amenities.
Typically, our leases are on an annual or month-to month basis, renewable upon the consent of both parties.  The community manager interviews prospective residents, collects lease and finance payments, ensures compliance with community regulations, maintains public areas and community facilities and is responsible for the overall appearance of the community.  The manufactured home community, once fully occupied, historically tends to achieve a stable rate of occupancy.  The cost and effort in moving a home once it is located in a community encourages the owner of the manufactured home to resell the manufactured home rather than to remove it from the community.  This ability to produce relatively predictable income, together with the location of the community, its condition and its appearance, are factors in the long-term appreciation of the community.
Inherent in the operation of a manufactured home community is the development, redevelopment, and expansion of our communities.  We sell and finance the sale of manufactured homes in our communities through S&F.  S&F was established to potentially enhance the value of our communities.  The home sales business is operated as it is with traditional homebuilders, with sales centers, model homes, an inventory of completed homes and the ability to supply custom designed homes based upon the requirements of the new homeowners.
Our executive offices are located at Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728, and our telephone number is (732) 577-9997.  We currently have approximately 300 employees.  Our common stock, Series A Preferred Stock and Series B Preferred Stock are listed on The New York Stock Exchange.  Our website is located at www.umh.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS
Set forth below are the risks that we believe are important to investors in our securities. Before you decide to purchase our securities, you should consider carefully the risks described below, together with the information provided in the other parts of this prospectus and any related prospectus supplement.
Risks Related to Global Financial Conditions
Disruptions in financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our securities.  Since 2008, the United States stock and credit markets have experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks and debt securities to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in certain cases have resulted in the unavailability of certain types of financing. War in certain Middle Eastern countries, the slowing of the Chinese economy and the recent decline in petroleum prices, among other factors, have added to the uncertainty in the capital markets. Uncertainty in the stock and credit markets may negatively impact our ability to access additional financing at reasonable terms, which may negatively affect our ability to acquire properties and otherwise pursue our investment strategy. A prolonged downturn in the stock or credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our investment strategy accordingly. These types of events in the stock and credit markets may make it more difficult or costly for us to raise capital through the issuance of the common stock, preferred stock or debt securities. The potential disruptions in the financial markets may have a material adverse effect on the market value of our securities, and the return we receive on our properties and investments, as well as other unknown adverse effects on us or the economy in general.

Real Estate Industry Risks

General economic conditions and the concentration of our properties in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan may affect our ability to generate sufficient revenue. The market and economic conditions in our current markets may significantly affect manufactured home occupancy or rental rates. Occupancy and rental rates, in turn, may significantly affect our revenues, and if our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay or refinance our debt obligations could be adversely affected. As a result of the geographic concentration of our properties in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana and Michigan, we are exposed to the risks of downturns in the local economy or other local real estate market conditions which could adversely affect occupancy rates, rental rates, and property values in these markets.
Other factors that may affect general economic conditions or local real estate conditions include:
•	the national and local economic climate which may be adversely impacted by, among other factors, plant closings, and industry slowdowns;

•	local real estate market conditions such as the oversupply of manufactured home sites or a reduction in demand for manufactured home sites in an area;

•	the number of repossessed homes in a particular market;

•	the rental market which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates;

•	the safety, convenience and attractiveness of our properties and the neighborhoods where they are located;

•	zoning or other regulatory restrictions;

•	competition from other available manufactured home communities and alternative forms of housing (such as apartment buildings and single-family homes);

•	our ability to provide adequate management, maintenance and insurance;

•	increased operating costs, including insurance premiums, real estate taxes and utilities; and

•	the enactment of rent control laws or laws taxing the owners of manufactured homes.

Our income would also be adversely affected if tenants were unable to pay rent or if sites were unable to be rented on favorable terms. If we were unable to promptly relet or renew the leases for a significant number of sites, or if the rental rates upon such renewal or reletting were significantly lower than expected rates, then our business and results of operations could be adversely affected. In addition, certain expenditures associated with each property (such as real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the property.

We may be unable to compete with our larger competitors and other alternatives available to tenants or potential tenants of our properties, which may in turn adversely affect our profitability. The real estate business is highly competitive. We compete for manufactured home community investments with numerous other real estate entities, such as individuals, corporations, REITs and other enterprises engaged in real estate activities. In many cases, the competing concerns may be larger and better financed than we are, making it difficult for us to secure new manufactured home community investments. Competition among private and institutional purchasers of manufactured home community investments has resulted in increases in the purchase price paid for manufactured home communities and consequent higher fixed costs. To the extent we are unable to effectively compete in the marketplace, our business may be adversely affected.

Our ability to sell manufactured homes may be affected by various factors, which may in turn adversely affect our profitability. S&F operates in the manufactured home market offering homes for sale to tenants and prospective tenants of our communities. The market for the sale of manufactured homes may be adversely affected by the following factors:

•	downturns in economic conditions which adversely impact the housing market;

•	an oversupply of, or a reduced demand for, manufactured homes;

•	the difficulty facing potential purchasers in obtaining affordable financing as a result of heightened lending criteria; and

•	an increase or decrease in the rate of manufactured home repossessions which provide aggressively priced competition to new manufactured home sales.

Any of the above listed factors could adversely impact our rate of manufactured home sales, which would result in a decrease in profitability.

Costs associated with taxes and regulatory compliance may reduce our revenue. We are subject to significant regulation that inhibits our activities and may increase our costs. Local zoning and use laws, environmental statutes and other governmental requirements may restrict expansion, rehabilitation and reconstruction activities. These regulations may prevent us from taking advantage of economic opportunities. Legislation such as the Americans with Disabilities Act may require us to modify our properties at a substantial cost and noncompliance could result in the imposition of fines or an award of damages to private litigants. Future legislation may impose additional requirements. We cannot predict what requirements may be enacted or amended or what costs we will incur to comply with such requirements. Costs resulting from changes in real estate laws, income taxes, service or other taxes may adversely affect our funds from operations and our ability to pay or refinance our debt. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect our business and results of operations.

Licensing laws and compliance could affect our profitability.  We are subject to the Secure and Fair Enforcement for Mortgage Licensing Act of 2008 ("SAFE Act"), which requires that we obtain appropriate licenses pursuant to the Nationwide Mortgage Licensing System & Registry in each state where we conduct business. There are extensive federal and state requirements mandated by the SAFE Act and other laws pertaining to financing, and there can be no assurance that we will obtain or renew our SAFE Act licenses, which could result in fees and penalties and have an adverse impact on our ability to continue with our home financing activities.

Rent control legislation may harm our ability to increase rents. State and local rent control laws in certain jurisdictions may limit our ability to increase rents and to recover increases in operating expenses and the costs of capital improvements. Currently, rent control affects only two of our manufactured home communities, both of which are in New Jersey, and has resulted in slower growth of earnings from these properties. However, we may purchase additional properties in markets that are either subject to rent control or in which rent-limiting legislation exists or may be enacted.

Our investments are concentrated in the manufactured housing/residential sector and our business would be adversely affected by an economic downturn in that sector. Our investments in real estate assets are primarily concentrated in the manufactured housing/residential sector. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included a more significant portion of other sectors of the real estate industry.

Environmental liabilities could affect our profitability. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous substances at, on, under or in such property, as well as certain other potential costs relating to hazardous or toxic substances. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous substances. A conveyance of the property, therefore, does not relieve the owner or operator from liability. As a current or former owner and operator of real estate, we may be required by law to investigate and clean up hazardous substances released at or from the properties we currently own or operate or have in the past owned or operated. We may also be liable to the government or to third parties for property damage, investigation costs and cleanup costs. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Contamination may adversely affect our ability to sell or lease real estate or to borrow using the real estate as collateral. Persons who arrange for the disposal or treatment of hazardous substances also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility owned or operated by another person. In addition, certain environmental laws impose liability for the management and disposal of asbestos-containing materials and for the release of such materials into the air. These laws may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials. In connection with the ownership, operation, management, and development of real properties, we may be considered an owner or operator of such properties and, therefore, are potentially liable for removal or remediation costs, and also may be liable for governmental fines and injuries to persons and property. When we arrange for the treatment or disposal of hazardous substances at landfills or other facilities owned by other persons, we may be liable for the removal or remediation costs at such facilities. We are not aware of any environmental liabilities relating to our investment properties which would have a material adverse effect on our business, assets, or results of operations. However, we cannot assure you that environmental liabilities will not arise in the future and that such liabilities will not have a material adverse effect on our business, assets or results of operation.

Of the ninety-eight manufactured home communities we currently operate, thirty-nine have their own wastewater treatment facility or water distribution system, or both. At these locations, we are subject to compliance with monthly, quarterly and yearly testing for contaminants as outlined by the individual state's Department of Environmental Protection Agencies. Currently, we are not subject to radon or asbestos monitoring requirements.

Additionally, in connection with the management of the properties or upon acquisition or financing of a property, the Company authorizes the preparation of Phase I or similar environmental reports (which involves general inspections without soil sampling or ground water analysis) completed by independent environmental consultants. Based upon such environmental reports and the Company's ongoing review of its properties, as of the date of this Annual Report, the Company is not aware of any environmental condition with respect to any of its properties which it believes would be reasonably likely to have a material adverse effect on its financial condition and/or results of operations. However, these reports cannot reflect conditions arising after the studies were completed, and no assurances can be given that existing environmental studies reveal all environmental liabilities, that any prior owner or operator of a property or neighboring owner or operator did not create any material environmental condition not known to us, or that a material environmental condition does not otherwise exist as to any one or more properties.

Actions by our competitors may decrease or prevent increases in the occupancy and rental rates of our properties which could adversely affect our business. We compete with other owners and operators of manufactured home community properties, some of which own properties similar to ours in the same submarkets in which our properties are located. The number of competitive manufactured home community properties in a particular area could have a material adverse effect on our ability to lease sites and increase rents charged at our properties or at any newly acquired properties. In addition, other forms of multi-family residential properties, such as private and federally funded or assisted multi-family housing projects and single-family housing, provide housing alternatives to potential tenants of manufactured home communities. If our competitors offer housing at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants when our tenants' leases expire.  As a result, our financial condition, cash flow, cash available for distribution, and ability to satisfy our debt service obligations could be materially adversely affected.

Losses in excess of our insurance coverage or uninsured losses could adversely affect our cash flow. We generally maintain insurance policies related to our business, including casualty, general liability and other policies covering business operations, employees and assets. However, we may be required to bear all losses that are not adequately covered by insurance. In addition, there are certain losses that are not generally insured because it is not economically feasible to insure against them, including losses due to riots or acts of war. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, then we could lose the capital we invested in the properties, as well as the anticipated profits and cash flow from the properties and, in the case of debt which is with recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the properties. Although we believe that our insurance programs are adequate, no assurance can be given that we will not incur losses in excess of its insurance coverage, or that we will be able to obtain insurance in the future at acceptable levels and reasonable cost.

We may not be able to integrate or finance our acquisitions and our acquisitions may not perform as expected. We acquire and intend to continue to acquire manufactured home communities on a select basis. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to acquire a desired property because of competition from other well capitalized real estate investors, including both publicly traded REITs and institutional investment funds;

•
even if we enter into an acquisition agreement for a property, it is usually subject to customary conditions to closing, including completion of due diligence investigations to our satisfaction, which may not be satisfied;

•	even if we are able to acquire a desired property, competition from other real estate investors may significantly increase the purchase price;

•	we may be unable to finance acquisitions on favorable terms;

•	acquired properties may fail to perform as expected;

•
acquired properties may be located in new markets where we face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

If any of the above were to occur, our business and results of operations could be adversely affected.

In addition, we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a liability were to be asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle it, which could adversely affect our cash flow.

We may be unable to sell properties when appropriate because real estate investments are illiquid. Real estate investments generally cannot be sold quickly and, therefore, will tend to limit our ability to vary our property portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits our ability to sell our properties. The inability to respond promptly to changes in the performance of our property portfolio could adversely affect our financial condition and ability to service our debt and make distributions to our stockholders.

Financing Risks

We face risks generally associated with our debt. We finance a portion of our investments in properties and marketable securities through debt. We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. In addition, debt creates other risks, including:

•	rising interest rates on our variable rate debt;

•	failure to repay or refinance existing debt as it matures, which may result in forced disposition of assets on disadvantageous terms;

•	refinancing terms less favorable than the terms of existing debt; and

•	failure to meet required payments of principal and/or interest.

We mortgage our properties, which subjects us to the risk of foreclosure in the event of non-payment. We mortgage many of our properties to secure payment of indebtedness. If we are unable to meet mortgage payments, then the property could be foreclosed upon or transferred to the mortgagee with a consequent loss of income and asset value. A foreclosure of one or more of our properties could adversely affect our financial condition, results of operations, cash flow, ability to service debt and make distributions and the market price of our preferred and common stock and any other securities we issue.

 We face risks related to "balloon payments" and refinancings. Certain of our mortgages will have significant outstanding principal balances on their maturity dates, commonly known as "balloon payments." There can be no assurance that we will be able to refinance the debt on favorable terms or at all. To the extent we cannot refinance debt on favorable terms or at all, we may be forced to dispose of properties on disadvantageous terms or pay higher interest rates, either of which would have an adverse impact on our financial performance and ability to service debt and make distributions.

We face risks associated with our dependence on external sources of capital. In order to qualify as a REIT, we are required each year to distribute to our stockholders at least 90% of our REIT taxable income, and we are subject to tax on our income to the extent it is not distributed. Because of this distribution requirement, we may not be able to fund all future capital needs from cash retained from operations. As a result, to fund capital needs, we rely on third-party sources of capital, which we may not be able to obtain on favorable terms, if at all. Our access to third-party sources of capital depends upon a number of factors, including (i) general market conditions; (ii) the market's perception of our growth potential; (iii) our current and potential future earnings and cash distributions; and (iv) the market price of our preferred and common stock. Additional debt financing may substantially increase our debt-to-total capitalization ratio. Additional equity issuance may dilute the holdings of our current stockholders.

We may become more highly leveraged, resulting in increased risk of default on our obligations and an increase in debt service requirements which could adversely affect our financial condition and results of operations and our ability to pay distributions. We have incurred, and may continue to incur, indebtedness in furtherance of our activities. Our governing documents do not limit the amount of indebtedness we may incur. Accordingly, our Board of Directors may vote to incur additional debt and would do so, for example, if it were necessary to maintain our status as a REIT. We could therefore become more highly leveraged, resulting in an increased risk of default on our obligations and in an increase in debt service requirements, which could adversely affect our financial condition and results of operations and our ability to pay distributions to stockholders.

Covenants in our credit agreements could limit our flexibility and adversely affect our financial condition. The terms of our various credit agreements and other indebtedness require us to comply with a number of customary financial and other covenants, such as maintaining debt service coverage and leverage ratios and maintaining insurance coverage. These covenants may limit our flexibility in our operations, and breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness even if we had satisfied our payment obligations. If we were to default under our credit agreements, our financial condition would be adversely affected.

We face risks associated with the financing of home sales to customers in our manufactured home communities. To produce new rental revenue and to upgrade our communities, we sell homes to customers in our communities at competitive prices and finance these home sales through S&F. We allow banks and outside finance companies the first opportunity to finance these sales. We are subject to the following risks in financing these homes:

•	the borrowers may default on these loans and not be able to make debt service payments or pay principal when due;

•	the default rates may be higher than we anticipate;

•	demand for consumer financing may not be as great as we anticipate or may decline;

•	the value of property securing the installment notes receivable may be less than the amounts owed; and

•	interest rates payable on the installment notes receivable may be lower than our cost of funds.
Additionally, there are many regulations pertaining to our home sales and financing activities. There are significant consumer protection laws and the regulatory framework may change in a manner which may adversely affect our operating results. The regulatory environment and associated consumer finance laws create a risk of greater liability from our home sales and financing activities and could subject us to additional litigation. We are also dependent on licenses granted by state and other regulatory authorities, which may be withdrawn or which may not be renewed and which could have an adverse impact on our ability to continue with our home sales and financing activities.

Additional Risks Associated With Our Preferred Stock

Our ability to pay dividends on preferred stock is limited by the requirements of Maryland law.  Under the Maryland General Corporation Law ("MGCL"), a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.  These restrictions may affect our ability to pay dividends on preferred stock as well as common stock.

Our Series A Preferred Stock and Series B Preferred Stock is, and any future series of preferred stock will be, junior to our existing and future debt, and the interest of holders of our preferred stock could be diluted by the issuance of additional parity or senior preferred securities and by other transactions.  The payment of amounts due on our existing Series A Preferred Stock and Series B Preferred Stock and any future series of preferred stock that we may issue will be junior to all of our existing and future debt. We may also issue additional shares of preferred stock in the future which are on a parity with (or, upon the affirmative vote or consent of the requisite percentage of the holders of outstanding preferred stock, senior to) then-outstanding preferred stock, including our Series A Preferred Stock and Series B Preferred Stock, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Our Series A Preferred Stock and Series B Preferred Stock and any future series of preferred stock may not be rated by any nationally recognized statistical rating organization, and any rating given to our preferred stock could adversely affect its market price.  Our Series A Preferred Stock and Series B Preferred Stock has not been, and any preferred stock we may issue in the future may not be, rated by any nationally recognized statistical rating organization, which may negatively affect its market value and a holder's ability to sell it.  It is possible that one or more rating agencies might independently determine to issue such a rating or that such a rating, if issued, could adversely affect the market price of our Series A Preferred Stock or Series B Preferred Stock or any preferred stock that we may issue in the future.  In addition, we may elect in the future to obtain a rating of our Series A Preferred Stock or Series B Preferred Stock or any preferred stock we may issue in the future, which could adversely impact its market price. Ratings only reflect the views of the rating agency or agencies issuing the ratings and they could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of our Series A Preferred Stock or Series B Preferred Stock or any preferred stock that we may issue in the future.

Voting rights of a holder of preferred stock may be limited.  Voting rights of a holder of preferred stock may be limited.  Our common stock is the only class carrying full voting rights. Voting rights for holders of preferred stock exist only with respect to amendments to our charter (whether by merger, consolidation or otherwise) that materially and adversely affect the terms of preferred stock, the authorization or issuance of classes or series of equity securities that are senior to preferred stock and, if we fail to pay dividends on preferred stock for six or more quarterly periods (whether or not consecutive), the election of directors. A holder of preferred stock would not, however, have voting rights if we amend, alter or repeal the provisions of our charter or the terms of the preferred stock in connection with a merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so long as (i) the preferred stock remains outstanding and its terms remain materially unchanged or holders receive stock of the successor entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity or (ii) the holders of preferred stock receive the greater of the trading price of the preferred stock or the liquidation preference plus all accrued and unpaid dividends.

The change of control conversion feature contained in our outstanding Series A Preferred Stock and Series B Preferred Stock may not adequately compensate a holder upon a Change of Control. The change of control conversion feature contained in our outstanding Series A Preferred Stock and Series B Preferred Stock may not adequately compensate a holder of such Series A Preferred Stock or Series B Preferred Stock, or any future series of our preferred stock having a similar feature, upon a Change of Control.  In addition, this and other features of our Series A Preferred Stock and Series B Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-current market price or that such holders may otherwise believe is in their best interests.

Other Risks

We may not be able to obtain adequate cash to fund our business.  Our business requires access to adequate cash to finance our operations, distributions, capital expenditures, debt service obligations, development and redevelopment costs and property acquisition costs, if any. We expect to generate the cash to be used for these purposes primarily with operating cash flow, borrowings under secured and unsecured loans, proceeds from sales of strategically identified assets and, when market conditions permit, through the issuance of debt and equity securities from time to time. We may not be able to generate sufficient cash to fund our business, particularly if we are unable to renew leases, lease vacant space or re-lease space as leases expire according to our expectations.

We are dependent on key personnel. Our executive and other senior officers have a significant role in our success. Our ability to retain our management group or to attract suitable replacements should any members of the management group leave is dependent on the competitive nature of the employment market. The loss of services from key members of the management group or a limitation in their availability could adversely affect our financial condition and cash flow.

We may change our business policies without stockholder approval. Our Board of Directors determines our growth, investment, financing, capitalization, borrowing, REIT status, operations and distributions policies. Although our Board of Directors has no present intention to change or reverse any of these policies, they may be amended or revised without notice to stockholders. Accordingly, stockholders may not have control over changes in our policies. We cannot assure you that changes in our policies will serve fully the interests of all stockholders.

The market value of our preferred and common stock could decrease based on our performance and market perception and conditions. The market value of our preferred and common stock may be based primarily upon the market's perception of our growth potential and current and future cash dividends, and may be secondarily based upon the real estate market value of our underlying assets. The market price of our preferred and common stock is influenced by their respective distributions relative to market interest rates. Rising interest rates may lead potential buyers of our stock to expect a higher distribution rate, which would adversely affect the market price of our stock. In addition, rising interest rates would result in increased expense, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions.

There are restrictions on the transfer of our capital stock. To maintain our qualification as a REIT under the Code, no more than 50% in value of our outstanding capital stock may be owned, actually or by attribution, by five or fewer individuals, as defined in the Code to also include certain entities, during the last half of a taxable year. Accordingly, our charter contains provisions restricting the transfer of our capital stock.

Our earnings are dependent, in part, upon the performance of our investment portfolio. As permitted by the Code, we invest in and own securities of other real estate investment trusts. To the extent that the value of those investments declines or those investments do not provide a return, our earnings and cash flow could be adversely affected.

We are subject to restrictions that may impede our ability to effect a change in control. Certain provisions contained in our charter and bylaws and certain provisions of Maryland law may have the effect of discouraging a third party from making an acquisition proposal for us and thereby inhibit a change in control. These provisions include the following:

•	Our charter provides for three classes of directors with the term of office of one class expiring each year, commonly referred to as a "staggered board." By preventing common stockholders from voting on the election of more than one class of directors at any annual meeting of stockholders, this provision may have the effect of keeping the current members of our Board of Directors in control for a longer period of time than stockholders may desire.

•
Our charter generally limits any holder from acquiring more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding equity stock (defined as all of our classes of capital stock, except our excess stock). While this provision is intended to assure our ability to remain a qualified REIT for Federal income tax purposes, the ownership limit may also limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor was attempting to assemble a block of shares in excess of 9.8% of the outstanding shares of equity stock or otherwise effect a change in control.

•
The request of stockholders entitled to cast at least a majority of all votes entitled to be cast at such meeting is necessary for stockholders to call a special meeting. We also require advance notice by common stockholders for the nomination of directors or proposals of business to be considered at a meeting of stockholders.

Our Board of Directors may authorize and issue securities without stockholder approval. Under our charter, the Board of Directors has the power without stockholder action (i) to classify and reclassify any of our unissued shares of capital stock into shares of capital stock with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemptions as the Board of Directors may determine and (ii) to authorize the issuance of any class or series of stock. The authorization and issuance of a new class of capital stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests.

Maryland business statutes may limit the ability of a third party to acquire control of us. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (c) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, (d) elect to be subject to, or refrain from electing to be subject to, any or all of the provisions of Title 3, Subtitle 8 of the MGCL or (e) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, certain issuances of shares of stock and other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of the Maryland corporation or an affiliate or associate of the Maryland corporation that was the beneficial owner of 10% or more of the voting power of the corporation's outstanding stock during the past two years. In our charter, we have expressly elected that the Maryland Business Combination Act not govern or apply to any transaction with our affiliated company, Monmouth Real Estate Investment Corp.

We cannot assure you that we will be able to pay distributions regularly. Our ability to pay distributions in the future is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our subsidiaries. We cannot guarantee that we will be able to pay distributions on a regular quarterly basis in the future.

Future terrorist attacks and military conflicts could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. Among other things, it is possible that interest rates may be affected by these events. An increase in interest rates may increase our costs of borrowing, leading to a reduction in our earnings. Terrorist acts affecting our properties could also result in significant damages to, or loss of, our properties. Additionally, we may be unable to obtain adequate insurance coverage on acceptable economic terms for losses resulting from acts of terrorism. Our lenders may require that we carry terrorism insurance even if we do not believe this insurance is necessary or cost effective. Should an act of terrorism result in an uninsured loss or a loss in excess of insured limits, we could lose capital invested in a property, as well as the anticipated future revenues from a property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any loss of these types would adversely affect our financial condition.

We are subject to risks arising from litigation. We may become involved in litigation. Litigation can be costly, and the results of litigation are often difficult to predict. We may not have adequate insurance coverage or contractual protection to cover costs and liability in the event we are sued, and to the extent we resort to litigation to enforce our rights, we may incur significant costs and ultimately be unsuccessful or unable to recover amounts we believe are owed to us. We may have little or no control of the timing of litigation, which presents challenges to our strategic planning.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer. In the ordinary course of our business, we collect and store sensitive data, including our business information and the personal information of our residents and our employees, in our facility and on our network. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our network and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, disrupt our operations, damage our reputation, and cause a loss of confidence, which could adversely affect our business.

If our leases are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT. To qualify as a REIT, we must, among other things, satisfy two gross income tests, under which specified percentages of our gross income must be passive income, such as rent. For the rent paid pursuant to our leases, to qualify for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. We believe that our leases will be respected as true leases for federal income tax purposes. However, there can be no assurance that the Internal Revenue Service ("IRS") will agree with this view. If the leases are not respected as true leases for federal income tax purposes, we would not be able to satisfy either of the two gross income tests applicable to REITs, and we could lose our REIT status.

Failure to make required distributions would subject us to additional tax. In order to qualify as a REIT, we must, among other requirements, distribute, each year, to our stockholders at least 90% of our taxable income, excluding net capital gains. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income.  In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions (or deemed distributions) in any year are less than the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net earnings for that year; and

•	100% of our undistributed taxable income from prior years.

To the extent we pay out in excess of 100% of our taxable income for any tax year, we may be able to carry forward such excess to subsequent years to reduce our required distributions for purposes of the 4% nondeductible excise tax in such subsequent years. We intend to pay out our income to our stockholders in a manner intended to satisfy the 90% distribution requirement. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the 90% distribution requirement and to avoid corporate income tax.

We may not have sufficient cash available from operations to pay distributions to our stockholders, and, therefore, distributions may be made from borrowings. The actual amount and timing of distributions to our stockholders will be determined by our Board of Directors in its discretion and typically will depend on the amount of cash available for distribution, which will depend on items such as current and projected cash requirements, limitations on distributions imposed by law on our financing arrangements and tax considerations. As a result, we may not have sufficient cash available from operations to pay distributions as required to maintain our status as a REIT. Therefore, we may need to borrow funds to make sufficient cash distributions in order to maintain our status as a REIT, which may cause us to incur additional interest expense as a result of an increase in borrowed funds for the purpose of paying distributions.

We may be required to pay a penalty tax upon the sale of a property. The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of real estate or other property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We intend that we and our subsidiaries will hold the interests in the real estate for investment with a view to long-term appreciation, engage in the business of acquiring and owning real estate, and make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

We may be adversely affected if we fail to qualify as a REIT. If we fail to qualify as a REIT, we will not be allowed to deduct distributions to stockholders in computing our taxable income and will be subject to federal income tax, including any applicable alternative minimum tax, at regular corporate rates. In addition, we might be barred from qualification as a REIT for the four years following disqualification. The additional tax incurred at regular corporate rates would reduce significantly the cash flow available for distribution to stockholders and for debt service. Furthermore, we would no longer be required to make any distributions to our stockholders as a condition to REIT qualification. Any distributions to noncorporate stockholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits, although such dividend distributions generally would be subject to a top federal tax rate of 20%. Corporate distributees would in that case generally be eligible for the dividends received deduction on the distributions, subject to limitations under the Code.

If we were considered to have actually or constructively paid a "preferential dividend" to certain of our stockholders, our status as a REIT could be adversely affected. In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with U.S. GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT level tax deduction, the distributions for REIT years beginning prior to January1, 2015 must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is uncertainty as to the application of this law in certain circumstances and the IRS's position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.  Although this law is no longer in effect, regulations may be issued in the future to provide guidance and alternate penalties in case of the payment of a preferential dividend.

To qualify as a REIT, we must comply with certain highly technical and complex requirements. We cannot be certain we have complied, and will always be able to comply, with the requirements to qualify as a REIT because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability to continue to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to our qualification as a REIT or with respect to the federal income tax consequences of qualification. We believe that we have qualified as a REIT since our inception and intend to continue to qualify as a REIT. However, we cannot assure you that we are qualified or will remain qualified.

There is a risk of changes in the tax law applicable to real estate investment trusts. Because the IRS, the United States Treasury Department and Congress frequently review federal income tax legislation, we cannot predict whether, when or to what extent new federal tax laws, regulations, interpretations or rulings will be adopted. Any of such legislative action may prospectively or retroactively modify our tax treatment and, therefore, may adversely affect taxation of us and/or our investors.

We may be unable to comply with the strict income distribution requirements applicable to REITs. To maintain qualification as a REIT under the Code, a REIT must annually distribute to its stockholders at least 90% of its REIT taxable income, excluding the dividends paid deduction and net capital gains. This requirement limits our ability to accumulate capital. We may not have sufficient cash or other liquid assets to meet the distribution requirements. Difficulties in meeting the distribution requirements might arise due to competing demands for our funds or to timing differences between tax reporting and cash receipts and disbursements, because income may have to be reported before cash is received, because expenses may have to be paid before a deduction is allowed, because deductions may be disallowed or limited or because the IRS may make a determination that adjusts reported income. In those situations, we might be required to borrow funds or sell properties on adverse terms in order to meet the distribution requirements and interest and penalties could apply which could adversely affect our financial condition. If we fail to make a required distribution, we could cease to be taxed as a REIT.

Notwithstanding our status as a REIT, we are subject to various federal, state and local taxes on our income and property. For example, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains; provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the stockholder level. We may be subject to other federal income taxes and may also have to pay some state income or franchise taxes because not all states treat REITs in the same manner as they are treated for federal income tax purposes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
From time to time, we may make forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21F of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in documents filed under the Securities Act, the Exchange Act, press releases or other public statements with respect to our financial condition, results of operations and business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "could," "may," and similar expressions, and the negatives of such words and expressions as they relate to us or our management are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance. Potential investors should not place undue reliance on forward-looking statements as they involve numerous risks and uncertainties that could cause actual results to differ materially from the results stated or implied in the forward-looking statements. If we make forward-looking statements, we assume no obligation to update forward-looking statements. In evaluating the securities offered by this prospectus, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 3 of this prospectus and those in the documents we incorporate by reference that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds of any sale of securities for working capital and general corporate purposes, including, without limitation, the development and acquisition of additional properties in the ordinary course of our business.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES
 AND PREFERRED STOCK DIVIDENDS
The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2015, and for each of the five prior fiscal years.
	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010

Ratio of Earnings to Fixed Charges	1.20x	1.39x	1.69x	2.01x	1.55x	2.14x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	*	*	*	1.15x	1.23x	2.14x

*The ratios of earnings to combined fixed charges and preferred stock dividends were less than one-to-one for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013.  The coverage deficiencies were $3,652,397 for the nine months ended September 30, 2015,  $3,284,139 for the year ended December 31, 2014 and $1,668,151 for the year ended December 31, 2013.  These ratios reflect non-cash depreciation of $13,465,559 for the nine months ended September 30, 2015, $15,163,420 for the year ended December 31, 2014 and $11,681,724 for the year ended December 31, 2013, which amounts were treated as expenses in calculating earnings for the relevant periods.
For the purpose of computing these ratios, earnings have been calculated by adding pre-tax income from continuing operations, fixed charges and amortization of capitalized interest; and subtracting from the total of those items capitalized interest; preference security dividend requirements of consolidated subsidiaries; and the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of interest costs, whether expensed or capitalized, the estimated interest component of rental expenses, amortized premiums, discounts and capitalized expenses related to indebtedness, and preference security dividend requirements of consolidated subsidiaries. Preferred stock dividends are the amount of pre-tax earnings that are required to pay the dividends on outstanding preferred securities.

DESCRIPTION OF CAPITAL STOCK
The following description is only a summary of certain terms and provisions of our capital stock. You should refer to our charter and bylaws for a complete description.
General.  Our authorized capital stock consists of 70,663,800 shares, classified as 62,000,000 shares of common stock, par value $0.10 per share, 3,663,800 shares of 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share, 2,000,000 shares of 8.00% Series B Cumulative Redeemable Preferred Stock, par value $0.10 per share, and 3,000,000 shares of excess stock, par value $0.10 per share.  The excess stock is designed to protect our status as a REIT under the Code. See "—Restrictions on Ownership and Transfer."
As of December 31, 2015, 27,086,838 shares of common stock were issued and outstanding, 3,663,800 shares of Series A Preferred Stock were issued and outstanding, 1,801,200 shares of Series B

Preferred Stock were issued and outstanding, and no shares of excess stock were issued and outstanding. Our outstanding shares of common stock, Series A Preferred Stock and Series B Preferred Stock are currently listed on the NYSE.  We intend to apply to the NYSE to list any additional shares of common stock or any shares of preferred stock offered pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.
Under the MGCL and our charter, a majority of our entire Board of Directors has the power, without action by the stockholders, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue.  Our Board of Directors is also authorized under the MGCL and our charter to classify and reclassify any unissued shares of our common stock, preferred stock and excess stock into other classes, including classification into a class or classes of preferred stock, preference stock, special stock or other stock and to divide or classify shares into one or more series of such class. Before issuance of shares of each class or series, our Board of Directors is required by the MGCL and our charter to set, subject to restrictions in our charter on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.  Thus, our Board of Directors could authorize the issuance of shares of stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Our management believes that the power to issue additional shares of stock and to classify or reclassify unissued shares of stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which shares of our stock may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Restrictions on Ownership and Transfer.  To qualify as a REIT under the Code, we must satisfy a number of statutory requirements, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an actual or constructive owner of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent we receive (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Our charter prohibits any transfer of shares of our stock or any other change in our capital structure that would result in:
•	any person directly or indirectly acquiring beneficial or constructive ownership of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our stock (other than shares of excess stock);
•	outstanding shares of our stock (other than shares of excess stock) being beneficially owned by fewer than 100 persons;
•	us being "closely held" within the meaning of Section 856 of the Code; or

•	us otherwise failing to qualify as a REIT under the Code.
Our charter requires that any person who acquires or attempts to acquire shares of our stock (other than shares of excess stock), in violation of these restrictions, which we refer to as the ownership limits, give immediate written notice, or in the event of a proposed or attempted transfer at least 15 days' prior written notice, to us. If any person attempts to transfer shares of our stock, or attempts to cause any other event to occur, that would result in a violation of the ownership limits, then:
•	any proposed transfer will be void ab initio, the purported transferee of such shares will acquire no interest in the shares and the shares that were subject to the attempted transfer or other event will, effective as of the close of business on the business day before the date of the attempted transfer or other event, automatically, without action by us or any other person, be converted into and exchanged for an equal number of shares of excess stock;
•	we may redeem any shares of excess stock and, before the attempted transfer or other event that results in a conversion into and exchange for shares of excess stock, any shares of our stock of any other class or series that are attempted to be owned or transferred in violation of the ownership limits, at a price equal to the lesser of the price per share paid in the attempted transfer or other event that violated the ownership limits and the last reported sales price of shares of such class of our stock on the NYSE on the day we give notice of redemption or, if shares of such class of our stock are not then traded on the NYSE the market price of such shares determined in accordance with our charter; and
•	our Board of Directors may take any action it deems advisable to refuse to give effect to, or to prevent, any such attempted transfer or other event.
Shares of excess stock will be held in book entry form in the name of a trustee appointed by us to hold the excess shares for the benefit of one or more charitable beneficiaries appointed by us and a beneficiary designated by the purported transferee, which we refer to as the designated beneficiary, whose ownership of the shares of our stock that were converted into and exchanged for excess stock does not violate the ownership limits. The purported transferee may not receive consideration in exchange for designating the designated beneficiary in an amount that exceeds the price per share that the purported transferee paid for the shares of our stock converted into and exchanged for shares of excess stock or, if the purported transferee did not give value for such shares, the market price of the shares on the date of the purported transfer or other event resulting in the conversion and exchange. Any excess amounts received by the purported transferee as consideration for designating the designated beneficiary must be paid to the trustee for the benefit of the charitable beneficiary. Upon the written designation of a designated beneficiary and the waiver by us of our right to redeem the shares of excess stock, the trustee will transfer the shares of excess stock to the designated beneficiary and, upon such transfer, the shares of excess stock will automatically be converted into and exchanged for the number and class of shares of our stock as were converted into and exchanged for such shares of excess stock. Shares of excess stock are not otherwise transferable. If the purported transferee attempts to transfer shares of our stock before discovering that the shares have been converted into and exchanged for shares of excess stock, the shares will be deemed to have been sold on behalf of the trust and any amount received by the purported transferee in excess of what the purported transferee would have been entitled to receive as consideration for designating a designated beneficiary will be paid to the trustee on demand.
Holders of shares of excess stock are not entitled to vote on any matter submitted to a vote at a meeting of our stockholders. Upon the voluntary or involuntary liquidation, dissolution or winding up of the company, the trustee must distribute to the designated beneficiary any amounts received as a distribution on the shares of excess stock that do not exceed the price per share paid by the purported transferee in the transaction that created the violation or, if the purported transferee did not give value for such shares, the market price of the shares of our stock that were converted into and exchanged for shares of excess stock, on the date of the purported transfer or other event that resulted in such conversion and exchange. Any amount received upon the voluntary or involuntary liquidation, dissolution or winding up of the company not payable to the designated beneficiary, and any other dividends or distributions paid on shares of excess stock, will be distributed by the trustee to the charitable beneficiary.
Every holder of more than 5% of the number or value of outstanding shares of our stock must give written notice to us stating the name and address of such owner, the number of shares of stock beneficially or constructively owned and a description of the manner in which the shares are owned. Our Board of Directors may, in its sole and absolute discretion, exempt certain persons from the ownership limitations contained in our charter if ownership of shares of capital stock by such persons would not disqualify us as a REIT under the Code.
Description of Common Stock
Relationship of Common Stock and Preferred Stock.  The rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of our existing Series A Preferred Stock and Series B Preferred Stock and any preferred stock that may be issued in the future. Our Board of Directors may cause preferred stock to be issued to obtain additional capital, in connection with acquisitions, to our officers, directors and employees pursuant to benefit plans or otherwise and for other corporate purposes.  Our common stock is subject to certain ownership restrictions designed to help us maintain our qualification as a REIT under the Code, which are described under "Description of Capital Stock - Restrictions on Ownership and Transfer."
Preferences, Sinking Fund Provisions and Preemptive Rights. The shares of common stock will, when issued, be fully paid and non-assessable and will have no preferences, conversion, sinking fund, redemption rights  (except with respect to shares of excess stock, described above) or preemptive rights to subscribe for any of our capital stock.
Voting Rights.  Subject to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock, our common stockholders will have one vote per share on all matters submitted to a vote of the common stockholders, including the election of directors. Except as provided with respect to any other class or series of capital stock, the holders of common stock will possess the exclusive voting power.
There is no cumulative voting in the election of directors, which means that the holders of a plurality of the outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock, if any, will not be able to elect any directors, except as otherwise provided for in any other class or series of our capital stock, including any preferred stock.
Distributions.  Subject to any preferential rights granted to any class or series of our capital stock, including any preferred stock, and to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock, holders of our common stock will be entitled to receive dividends or other distributions if, as and when authorized by our Board of Directors and declared by us out of funds legally available for dividends or other distributions to stockholders. Subject to the provisions in our charter regarding restrictions on ownership and transfer, all shares of our common stock have equal distribution rights.  In the event of our liquidation, dissolution or winding up, after payment of any preferential amounts to any class of preferred stock which may be outstanding and after payment of, or adequate provision for, all of our known debts and liabilities, holders of common stock and excess stock will be entitled to share ratably in all assets that we may legally distribute to our stockholders.
Stockholder Liability.  Under Maryland law, holders of our common stock will not be liable for our obligations solely as a result of their status as a stockholder.

Transfer Agent.  The registrar and transfer agent for shares of our common stock is American Stock Transfer & Trust Company.
Description of Preferred Stock
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus.  As of the date of this prospectus, we have 3,663,800 shares of Series A Preferred Stock and 1,801,200 shares of Series B Preferred Stock outstanding.  While the terms we have summarized below will apply generally to any future preferred stock we may offer, we will describe the particular terms of any preferred stock that we may offer in more detail in the applicable prospectus supplement.  The terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.
General.  Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our Board of Directors. Before issuance of shares of each series, the Board of Directors is required to fix for each such series, subject to the provisions of MGCL and our charter, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemptions, and such other matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof.   The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. Also, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock.  The Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority of, shares of common stock might believe to be in their best interests, or in which holders of some, or a majority of, shares of common stock might receive a premium for their shares of common stock over the then market price of such shares.
The shares of preferred stock will, when issued, be fully paid and non-assessable and will have no preemptive rights.  Both our preferred stock and our common stock are subject to certain ownership restrictions designed to help us maintain our qualification as a REIT under the Code, which are described under "Description of Capital Stock - Restrictions on Ownership and Transfer."
The prospectus supplement relating to any shares of preferred stock offered thereby will contain the specific terms, including:
•	the title and stated value of such shares of preferred stock;
•	the number of such shares of preferred stock offered, the liquidation preference per share and the offering price of such shares of preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such shares of preferred stock;
•	the date from which dividends on such shares of preferred stock will accumulate, if applicable;
•	the procedures for any auction and remarketing, if any, for such shares of preferred stock;
•	the provision for a sinking fund, if any, for the shares of preferred stock;
•	the provisions for redemption, if applicable, of the shares of preferred stock;

•	whether or not any restrictions on the repurchase or redemption of shares exists while there is any arrearage in the payment of dividends or sinking fund installments;
•	any listing of the shares of preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof);
•	a discussion of Federal income tax considerations applicable to such shares of preferred stock;
•	the relative ranking and preferences of such shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with such series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	any limitations on direct or beneficial ownership and restrictions on transfer of such shares of preferred stock, in each case as may be appropriate to preserve our status as a REIT;
•	the voting rights, if any, of such shares of preferred stock;
•	in the case of an offering of additional shares of preferred stock of an existing series, the number of shares of such series previously issued; and
•	any other specific terms, preferences, rights, limitations or restrictions of such shares of preferred stock.
Rank.  Unless otherwise specified in the applicable prospectus supplement, the preferred stock offered hereunder will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, and allocation of our earnings and losses:  (i) senior to all classes or series of our common stock, and to all equity securities ranking junior to the preferred stock; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock.
Distributions.  Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred stock will be entitled to receive dividends, when and as authorized by our Board of Directors and declared by us, out of legally available funds, and share pro rata the amount to be distributed to such class or series of preferred stock based on the number of shares of preferred stock of the same class or series outstanding.  Distributions will be made at such rates and on such dates as will be set forth in the applicable prospectus supplement
Voting Rights. Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.
Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to our preferred stock, the holders of our preferred stock shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred stock in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred stock and the holders of such other outstanding equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions are made in full to all holders of our preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred stock in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares of stock.
If we consolidate or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
Conversion Rights.  The terms and conditions, if any, upon which any preferred stock offered hereby will be convertible into common stock will be set forth in the applicable prospectus supplement.  If applicable, such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.
Redemption.  If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
Stockholder Liability.  Under Maryland law, holders of our preferred stock will not be liable for our obligations solely as a result of their status as stockholders.
Transfer Agent.  The registrar and transfer agent for our Series A Preferred Stock and Series B Preferred Stock is American Stock Transfer & Trust Company.   The registrar and transfer agent for any future series of preferred stock we may issue will be identified in the applicable prospectus supplement.
The description of the provisions of the shares of preferred stock set forth in this prospectus and in any related prospectus supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive articles supplementary to our charter relating to such series of shares of preferred stock. You should read these documents carefully to fully understand the terms of the shares of preferred stock. In connection with any offering of shares of preferred stock, articles supplementary will be filed with the SEC as an exhibit or incorporated by reference in the Registration Statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, which may be either senior or subordinated debt and may be convertible into or exchangeable for our capital stock.  Any senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing such debt securities and the applicable prospectus supplement, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Any such conversion may be mandatory or at the holder's option and would be on terms and at a conversion rate or rates set forth in the instrument governing the applicable debt securities and the prospectus supplement relating to such debt securities.
Currently, although we have substantial indebtedness, we do not have any outstanding debt securities. The following description sets forth certain general terms and provisions of the debt securities that we may issue and the indenture under which such debt securities may be issued.  This description of the indenture and the debt securities is a summary only and is incomplete and subject to, and qualified in its entirety by reference to, the provisions of the indenture, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and each applicable supplemental indenture, as well as the provisions of the debt securities being offered.  While we expect the terms summarized below to apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below, and therefore the prospectus supplement for a particular series of debt securities may add, update or change the terms and conditions of the debt securities as described below.  We urge you to carefully read any applicable prospectus supplements.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, forms of any debt securities being offered and each applicable supplemental indenture under which any series of debt securities will be issued, setting forth the specific terms of such series of debt securities.

            General.  The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a resolution of our Board of Directors, a supplemental indenture or an officers' certificate. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).  We will describe in the applicable prospectus supplement (including any pricing supplement or term sheet) the specific terms of the debt securities being offered, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and in the case of debt securities being issued in global form, the identity of the depositary;
•	the maturity date;
•	the terms of the conversion rights;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of any subordination of any series of debt securities;
•	the place where payments will be payable;
•	if payment of principal and interest on the debt securities may be paid in our securities rather than, or in addition to, cash and the terms of any such rights;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the debt securities will restrict our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with shareholders and affiliates;
•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;
•	whether the debt securities will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material United States federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	the applicability of the provisions in the debt securities on discharge;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights.  We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale.  We do not currently expect our debt securities to contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets may be required to assume all of our obligations under the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all or substantially all of our assets may be required to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Debt Securities.  Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following will be events of default with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the debt securities, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debt securities agent or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;
•	if specified events of bankruptcy, insolvency or reorganization occur; and
•	any other event of default provided in or pursuant to the applicable indenture or supplemental indenture, and described in the prospectus supplement with respect to the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the form of debt security and/or agreement or indenture. Any waiver shall cure the default or event of default.
The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such holders with respect to the debt securities of that series.
Subject to the terms of the debt securities, if an event of default thereunder shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture or the debt securities at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable debt securities; and
•	the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the debt securities or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and
•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We may periodically file statements with the indenture trustee regarding our compliance with specified covenants in the documentation regarding such debt securities.

Modification; Waiver.  We and the indenture trustee for any series of debt securities may change the form of debt security and/or indenture or supplemental indenture without the consent of any holders with respect to specific matters:
•	to fix any ambiguity, defect or inconsistency in the documentation governing the debt securities;
•	to comply with the provisions described above under "Description of Debt Securities — Consolidation, Merger or Sale;"
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Debt Securities — General" to establish the form of any certifications required to be furnished pursuant to the terms of any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment thereunder by a successor indenture trustee;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;
•	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;
•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;
•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will not become effective with respect to any outstanding securities of any series created prior to the execution of the supplemental indenture which is entitled to the benefit of such provision;
•	to permit or facilitate the defeasance and discharge of the debt securities;
•	to add to our covenants new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
In addition, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the indenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;
•	making payments on the debt securities of any series payable in a currency other than as originally stated in such debt securities;
•	impairing the holder's right to institute suit for the enforcement of any payment on the debt securities of any series;
•	making any change in the percentage of the principal amount of the debt securities of any series necessary to waive compliance with provisions in the indenture governing lawsuits pursuable by a holder of debt securities or waiver of past defaults or making any change with respect to this clause; or
•	waiving a continuing default or event of default regarding any payment on the debt securities of any series.
Discharge.  The documentation governing the debt securities may provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the indenture trustee or any paying agent;
•	indemnify the indenture trustee; and
•	appoint any successor indenture trustee.
In order to exercise our rights to be discharged, we must deposit with the indenture trustee or other paying agent named in the applicable indenture or supplemental indenture money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series being discharged on the dates payments are due.
Form, Exchange and Transfer.  We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.
At the option of the holder, subject to the terms of the debt securities set forth in the applicable prospectus supplement, a holder of the debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the debt securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Indenture Trustee.  Other than during the occurrence and continuance of an event of default under the debt securities, the indenture trustee for a series of debt securities will be obligate to perform only those duties as are specifically set forth in the applicable documentation for such debt securities. Upon an event of default under the debt securities, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the debt securities or the indenture or any applicable supplemental indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.  We will name in the applicable prospectus supplement relating to a series of debt securities the indenture trustee that we designate for such series of debt securities.
Payment and Paying Agents.  Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. We will name in the applicable prospectus supplement any paying agents that we initially designate for the debt securities of a particular series.
All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law.  The debt securities will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN PROVISIONS OF MARYLAND LAW
 AND OUR CHARTER AND BY-LAWS
The following is a summary of certain provisions of the MGCL and our charter and bylaws. Because this description is only a summary, it does not contain all the information about the MGCL or our charter and bylaws that may be important to you.  In particular, you should refer to, and this summary is qualified in its entirety by reference to, the MGCL and our charter, including any articles supplementary, and bylaws. You should read these documents carefully to fully understand the terms of Maryland law, our charter and our bylaws.  Copies of our charter and bylaws are exhibits to the registration statement of which this prospectus is a part.  See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."
The Board of Directors.  Our Board of Directors is currently comprised of ten directors. Our charter and bylaws provide that the Board may alter the number of directors to a number not exceeding 15 or less than three. Our charter provides that the members of the Board shall be divided, as evenly as possible, into three classes, with approximately one-third of the directors elected by the stockholders annually. Each director will serve for a three year term or until his or her successor is duly elected and has qualified.  Holders of shares will have no right to cumulative voting in the election of directors.
Business Combinations. Under the Maryland Business Combination Act, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•	any person who beneficially owns 10% or more of the voting power of the corporation's shares; or
•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.
A person is not an interested stockholder under the statute if the Board of Directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These supermajority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the act, our charter exempts any business combination between us and Monmouth Real Estate Investment Corporation, or MREIC.  Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and MREIC.
Control Share Acquisitions. The provisions of the Maryland Control Share Acquisition Act provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the issuer. A control share acquisition means, subject to certain exceptions, the acquisition of issued and outstanding control shares.
A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the provisions of the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that our Board of Directors will not eliminate this provision at any time in the future.

Unsolicited Takeovers Act. Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•	a classified Board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the Board be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a requirement that a special meeting of stockholders may occur if at least a majority of stockholders request such in writing.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified Board, (b) require a two-thirds vote for the removal of any director from the Board, (c) vest in the Board the exclusive power to fix the number of directors and (d) require, unless called by the president, the chairman of the Board or a majority of the Board of Directors, the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting to call a special meeting of stockholders.  We have elected to be governed by the provision of Subtitle 8 providing that a vacancy on its Board of Directors may be filled only by the remaining directors, for the remainder of the full term of the class of directors in which the vacancy occurred.
Advance Notice of Director Nominations and New Business. Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our Board of Directors and the proposal of business to be considered by stockholders at an annual meeting may be made only (i) pursuant to the notice of the meeting, (ii) by our Board of Directors or (iii) by one of our stockholders who is a stockholder of record both at the time the stockholder provides notice required by our bylaws and at the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of our stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors at a special meeting of stockholders may be made only (i) by the Board of Directors or (ii) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time the stockholder provides notice required by our bylaws and at the time of the meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Meetings of Stockholders. Under our bylaws, annual meetings of stockholders are to be held each year at such time and on such date as determined by our Board of Directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our Board of Directors or by the president and must be called by the secretary upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.
Amendment of Charter and Bylaws. Our charter generally may be amended only upon approval of the Board of Directors and the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. Under the MGCL, certain charter amendments may be effected by the Board of Directors, without stockholder approval, such as an amendment changing the name of the corporation or an amendment increasing or decreasing the number of its authorized shares of stock. Our bylaws may be amended only by vote of a majority of the Board of Directors.
Extraordinary Transactions. We may merge or consolidate with another entity, convert into another form of entity, engage in a statutory share exchange or sell all or substantially all of our assets generally only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter.  Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets may be held by our wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Dissolution. Our dissolution must be advised by a majority of our entire Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter.
Removal of Directors. Our charter provides that a director may be removed only for cause, as defined in the charter, and only by the affirmative vote of stockholders entitled to cast not less than two-thirds of the votes entitled to be cast in the election of directors, generally. This provision, when coupled with the subtitle 8 election vesting in our Board of Directors the sole power to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and from filling the vacancies created by the removal with their own nominees.
Exclusive Forum.  Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Indemnification and Limitations on Liability. We are incorporated under the laws of the State of Maryland. The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter requires us, to the fullest extent permitted by Maryland law as in effect from time to time, to indemnify and advance expenses to our directors and officers, whether serving us or at our request any other entity, who were or are parties or are threatened to be made parties to any threatened or actual suit, investigation or other proceeding, including administrative actions, as a result of their status or actions as directors or officers of us. Our charter authorizes us to provide the same indemnification and advancement of expenses to our employees and agents.

We have entered into indemnification agreements with our directors and executive officers which generally provide that we are required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in: (i) any threatened, pending or completed action, suit or proceeding in which the director or officer may be or may have been involved, as a party or otherwise, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of us; and (ii) any inquiry, hearing or investigation that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
Introductory Notes
The following is a description of the material federal income tax considerations to a holder of our common stock.  An applicable prospectus supplement will contain information about additional federal income tax considerations, if any, relating to particular offerings of our securities. The following discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective common stock holder in light of his or her particular circumstances or to stockholders (including insurance companies, tax exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.
Stroock & Stroock & Lavan LLP has provided an opinion to the effect that this discussion, to the extent that it contains descriptions of applicable federal income tax law, is correct in all material respects and fairly summarizes in all material respects the federal income tax laws referred to herein. This opinion is limited to this discussion under the heading "Material United States Federal Income Tax Consequences" and is filed as an exhibit to the registration statement of which this prospectus is a part. This opinion, however, does not purport to address the actual tax consequences of the purchase, ownership and disposition of our stock to any particular holder. The opinion, and the information in this section, is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the opinion and the information in this section are based. Any change of this kind could apply retroactively to transactions preceding the date of the change. Moreover, opinions of counsel merely represent counsel's best judgment with respect to the probable outcome on the merits and are not binding on the IRS or the courts. Accordingly, even if there is no change in applicable law, no assurance can be provided that such opinion, or the statements made in the following discussion, will not be challenged by the IRS or will be sustained by a court if so challenged.
Each prospective purchaser is advised to consult the applicable prospectus supplement, as well as his or her own tax advisor, regarding the specific tax consequences to him or her of the acquisition, ownership and sale of securities of an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, sale, and election and of potential changes in applicable tax laws.
Taxation of Us as a REIT
General.  We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective as of January 1, 1992.  Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests and organizational requirements imposed under the Code, as discussed below. We believe that we are organized and have operated in such a manner as to qualify under the Code for taxation as a REIT since our inception, and we intend to continue to operate in such a manner. No assurances, however, can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. See "Failure to Qualify" below.
The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, the Treasury Regulations, and administrative and judicial interpretations thereof.
Stroock & Stroock & Lavan LLP has provided to us an opinion to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, effective for each of our taxable years ended December 31, 2006 through December 31, 2015, and our current and proposed organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2016 and thereafter. This opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that this opinion is conditioned upon certain assumptions and representations made by us to Stroock & Stroock & Lavan LLP as to factual matters relating to our organization and operation. Since qualification as a REIT requires us to satisfy certain income and asset tests, Stroock & Stroock & Lavan LLP's opinion is based upon assumptions and our representations as to future conduct, income and assets, including an assumption that the results of our operations for 2015, as finally determined, are consistent with our current estimates..  In addition, this opinion is based upon our factual representations concerning our business and properties as described in the reports filed by us under the federal securities laws.
Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various requirements under the Code described in this prospectus with regard to, among other things, the sources of our gross income, the composition of our assets, our distribution levels, and our diversity of stock ownership. Stroock & Stroock & Lavan LLP will not review our operating results on an ongoing basis. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances and the REIT rules, no assurance can be given that we satisfy all of the tests for REIT qualification or will continue to do so.
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we currently distribute to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation.
Notwithstanding our REIT election, however, we will be subject to federal income tax in the following circumstances. First, we will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains, provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the stockholder level. Second, under certain circumstances, we may be subject to the "alternative minimum tax" on any items of tax preference and alternative minimum tax adjustments. Third, if we have (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax on prohibited transactions. Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax in an amount equal to the greater of either (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability. Sixth, if we should fail to satisfy certain REIT asset tests (as discussed below) for a particular quarter and do not qualify for certain de minimis exceptions but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) $50,000 or (ii) the amount determined by multiplying the highest corporate tax rate by the net income generated by certain disqualified assets for a specified period of time. Seventh, if we fail to satisfy REIT requirements other than the income or asset tests but nonetheless maintain our qualification because certain other requirements are met, we must pay a penalty of $50,000 for each such failure. Eighth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year (For this purpose such term includes capital gains which we elect to retain but which we report as distributed to our stockholders. See "Annual Distribution Requirements" below); and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Ninth, if we acquire any asset "in a conversion transaction" (which generally refers to a transaction in which the basis of the acquired asset in our hands is determined by reference to the basis of the asset in the hands of a C corporation or a partnership that has one or more corporate partners), and we subsequently recognize gain on the disposition of the asset during the 10-year period (5 years for taxable years beginning after December 31, 2014) beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate rate on such gain (in the case of the partnership with a corporate partner, this refers to the gain allocable to the corporate partner) to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset, assuming that the C corporation or partnership, as applicable, will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire the asset. Tenth, we would be subject to a 100% penalty tax on gains from "prohibited transactions" (generally amounts received upon the sale of certain assets) or on amounts received (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and a taxable REIT subsidiary were not comparable to similar arrangements among unrelated parties.
In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income taxes, including payroll taxes and state, local and foreign income, property or other taxes on assets and operations.
Requirements for Qualification
The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation but for Code Sections 856 through 860; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) of which not more than 50% in value of the outstanding capital stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after applying certain attribution rules; (vii) that makes an election to be treated as a REIT for the current taxable year or has made an election for a previous taxable year which has not been terminated or revoked and (viii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (vi) must be met during the last half of each taxable year. For purposes of determining stock ownership under condition (vi), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (vi). Conditions (v) and (vi) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We have issued sufficient common stock with sufficient diversity of ownership to allow us to satisfy requirements (v) and (vi). In addition, our charter contains restrictions regarding the transfer of our stock intended to assist in continuing to satisfy the stock ownership requirements described in (v) and (vi) above. These restrictions, however, may not ensure that we will be able to satisfy these stock ownership requirements. If we fail to satisfy these stock ownership requirements, we will fail to qualify as a REIT.
To qualify as a REIT, we are required to have a taxable year that is the calendar year.  In addition, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We believe that we have complied with these requirements.
For our tax years beginning prior to January 1, 1998, pursuant to applicable Treasury Regulations, to be taxed as a REIT, we were required to maintain certain records and request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding shares.  For our tax years beginning January 1, 1998 and after, these records and informational requirements are no longer a condition to REIT qualification. Instead, a monetary penalty will be imposed for failure to comply with these requirements.  We have complied with such requirements.  If we comply with these regulatory rules, and we do not know, or by exercising reasonable diligence would not have known, whether we failed to meet requirement (vi) above, we will be treated as having met the requirement.

Qualified REIT Subsidiaries
If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary generally will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.
Taxable REIT Subsidiaries
A "taxable REIT subsidiary" is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular "C" corporation.
Generally, a taxable REIT subsidiary can perform certain impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We currently have a taxable REIT subsidiary, UMH Sales and Finance, Inc., and may establish additional taxable REIT subsidiaries in the future.
Income Tests
In order for us to maintain qualification as a REIT, two separate percentage tests relating to the source of our gross income must be satisfied annually. First, at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, certain foreign currency gains recognized after July 30, 2008 and cancellation of indebtedness income) for each taxable year generally must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," interest derived from mortgage loans secured by real property (including certain qualified mezzanine financings secured by interests in entities owning real property), dividends from other REITs, gains from the sale of real estate assets, and income from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, certain foreign currency gains recognized after July 30, 2008 and cancellation of indebtedness income) for each taxable year must be derived from the real property investments described above, or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.  For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.
Rents received by us will qualify as "rents from real property" in satisfying the above gross income tests only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, amounts received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.
Second, rents received from a tenant will not qualify as "rents from real property" if we, or a direct or indirect owner of 10% or more of our stock, actually or constructively own 10% or more of such tenant (a "Related Party Tenant"). We may, however, lease our properties to a taxable REIT subsidiary and rents received from that subsidiary generally will not be disqualified from being "rents from real property" by reason of our ownership interest in the subsidiary if at least 90% of the property in question is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, as determined pursuant to the rules in Code Section 856(d)(8).
Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." This 15% test is based on relative fair market values of the real and personal property.
Generally, for rents to qualify as "rents from real property" for the purposes of the gross income tests, we may only provide services that are both "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Income received from any other service will be treated as "impermissible tenant service income" unless the service is provided through an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or through a taxable REIT subsidiary, subject to specified limitations. The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.
In addition to being structured to satisfy the above listed conditions, our leases will be structured with the intent to qualify as true leases for federal income tax purposes. If, however, our leases were recharacterized as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we, our applicable subsidiary or other lessor entity receives from the lessees would not be considered rent or would not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we very likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, could lose our REIT status.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. After October 22, 2004, the relief provisions generally are available with respect to a failure to meet such tests if our failure was due to reasonable cause and not due to willful neglect, and, following the REIT's identification of the failure to meet either of the gross income tests, a description of each item of the REIT's gross income is set forth in a schedule for the relevant taxable year that is filed in accordance with the applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, various taxes and penalties may be imposed on us.

Other Rules Regarding Income
Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. The amount of gain would include any gain realized by qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT since such income is disregarded for purposes of these tests. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances surrounding the particular transaction. However, the Code provides a safe harbor pursuant to which limited sales of properties held at least two years (in the case of sales made prior to July 30, 2008, the required holding period was four years) and meeting certain additional requirements will not be treated as prohibited transactions.  We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.
Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by us as a result of our having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by and secured by the property, (ii) for which the related loan or lease was acquired by us at a time when default was not imminent or anticipated, and (iii) for which we make a proper election to treat the property as foreclosure property. Property otherwise qualifying as foreclosure property has that status for the year of acquisition plus the three following years, unless such period is extended by the IRS. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test.
Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction entered into on or before July 30, 2008 and made to hedge indebtedness incurred or to be incurred by us to acquire or own real estate assets will not constitute gross income for purposes of the 95% gross income test but will constitute non-qualifying income for purposes of the 75% gross income test. Income from such transactions entered into after July 30, 2008 will not constitute gross income for purposes of the 95% and 75% gross income tests.  Income from hedging transactions entered into after July 30, 2008 and made primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% or 95% income tests (or any property which generates such income or gain) also will not constitute gross income for purposes of the 95% and 75% gross income tests.  We must properly identify any such hedges in our books and records.   To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. For taxable years beginning after December 31, 2015, if a REIT enters into a qualifying hedge but disposes of the underlying property, the REIT can enter into a hedge of the original qualifying hedge, and income from the subsequent hedge will also not be included in income for purposes of the 75% or 95% income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Asset Tests
At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.
1.            At least 75% of the value of our total assets must be represented by "real estate assets," cash, cash items and government securities as such terms are defined in the Code. Our real estate assets include, for this purpose, our allocable share of real estate assets held by the partnerships in which we own an interest, and the non-corporate subsidiaries of these partnerships, as well as stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long term debt.
2.            Not more than 25% of the value of our total assets may be represented by securities, other than those in the 75% asset class.
3.            Except for certain investments in REITs, qualified REIT subsidiaries, and taxable REIT subsidiaries, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.
4.            Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of the total voting power of any one issuer's outstanding securities.
5.            Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the debt safe harbors discussed below.
6.            For tax years beginning after July 30, 2008 and for tax years beginning on or before December 31, 2017, not more than 25% of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.  For tax years beginning on or before July 30, 2008, and for tax years beginning after December 31, 2017, not more than 20% of our total assets could be represented by the securities of taxable REIT subsidiaries.
For purposes of these asset tests, any shares of qualified REIT subsidiaries are not taken into account, and any assets owned by the qualified REIT subsidiary are treated as owned directly by the REIT.
Securities, for purposes of the asset tests, may include debt we hold. However, the following types of arrangements generally will not be considered securities held by us for purposes of the 10% value test: (1) straight debt securities of an issuer which meet the requirements of Code Section 856(m)(2), discussed below; (2) any loan to an individual or an estate; (3) any Section 467 rental agreement, other than with certain related persons; (4) any obligation to pay rents from real property as defined in Code Section 856(d)(1); (5) any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such security does not depend in whole or in part on the profits of any entity not described in the category or payments on any obligation issued by such an entity; (6) any security issued by a REIT; or (7) any other arrangement as determined by the IRS. Under Code Section 856(m)(2), debt generally will constitute "straight debt" if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money (i) which is not convertible, directly or indirectly, into stock and (ii) the interest rate (or the interest payment dates) of which is not contingent on the profits, the borrower's discretion or similar factors. However, a security may satisfy the definition of "straight debt" even though the time of payment of interest or principal thereunder is subject to a contingency, if: (a) such contingency does not have the effect of changing the effective yield to maturity more than the greater of 0.25% or 5% of the annual yield to maturity, or (b) neither the aggregate issue price nor the aggregate face amount of the issuer's debt instruments held by the REIT exceeds $1 million and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. Second, a security can satisfy the definition of "straight debt" even though the time or amount of any payment thereunder is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.
Certain "look-through" rules apply in determining a REIT partner's share of partnership securities for purposes of the 10% value test. Under such rules, a REIT's interest as a partner in a partnership is not considered a security, and the REIT is deemed to own its proportionate share of each of the assets of the partnership. In addition, for taxable years beginning after October 22, 2004, the REIT's interest in the partnership assets is the REIT's proportionate interest in any securities issued by the partnership, other than securities qualifying for the above safe harbors. Therefore, a REIT that is a partner in a partnership must look through both its equity interest and interest in non-safe harbor debt securities issued by the partnership.  Any non-safe harbor debt instrument issued by a partnership will not be considered a security to the extent of the REIT's interest as a partner in the partnership. Also, any non-safe harbor debt instrument issued by a partnership will not be considered a security if at least 75% of the partnership's gross income (excluding gross income from prohibited transactions) is derived from the sources described in Code Section 856(c)(3), which sets forth the general REIT income test.
Certain corporate or partnership securities that otherwise would qualify under the straight debt safe harbor will not so qualify if the REIT holding such securities, and any of its controlled taxable REIT subsidiaries, holds other securities of the issuer which are not securities qualifying for any safe harbors if such non-qualifying securities have an aggregate value greater than 1% of the issuer's outstanding securities.
With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including unsecured debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation (taking into account the debt safe harbors with respect to certain issuers). With respect to our compliance with each of these asset tests, however, we cannot provide any assurance that the IRS might not disagree with our determinations.
After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25% or 5% asset tests or the 10% value limitation arises immediately after, and is wholly or partly the result of, the acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20%, or 5% asset tests or the 10% value limitation. We cannot ensure that these steps always will be successful. If we were to fail to cure the noncompliance with the asset tests within this 30 day period, we could fail to qualify as a REIT.
With respect to taxable years beginning after October 22, 2004, however, a REIT will not lose its REIT status for failing to satisfy the requirements of the 5% and 10% tests if such failure is due to the ownership of assets the total value of which does not exceed the lesser of: (i) 1% of the total value of the

REIT's assets at the end of the quarter for which such measurement is done or (ii) $10 million. However, the REIT must either: (x) dispose of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the IRS), or (y) otherwise meet the requirements of those rules by the end of such time period.
In addition, if a REIT fails to meet any of the asset test requirements for a particular quarter, and the failure exceeds the above-described de minimis standard, then the REIT still will be considered to have satisfied these tests if the REIT satisfies several requirements. First, the REIT's failure to satisfy the particular asset test must be due to reasonable cause and not due to willful neglect. Second, the REIT must file a schedule of the assets resulting in such failure with the IRS in accordance with the regulations and must dispose of the assets within six months after the last day of the quarter in which the REIT identified the failure (or such other time period prescribed by the IRS) or otherwise meet the requirements of those rules by the end of such time period. Finally, the REIT must pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the assets described in the schedule for the period beginning on the first date that the failure occurs and ending on the date when the REIT disposes of such assets or the end of the first quarter when the REIT no longer fails to satisfy the particular asset test.
Also, effective for taxable years beginning after October 22, 2004, if a REIT fails to satisfy requirements other than the income or asset tests, the REIT will not lose its qualification as a REIT provided such violations are due to reasonable cause and not due to willful neglect and the REIT pays a penalty of $50,000 for each such failure.
Annual Distribution Requirements
We, in order to qualify as a REIT, must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions generally must be paid in the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before we timely file our tax return for the year and paid within 12 months of the end of the tax year but before the first regular dividend payment made after such declaration. Second, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the amounts actually distributed.
We have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. In the event that such timing differences occur, in order to meet the distribution requirements, we may arrange for short-term, or possibly long-term, borrowing or pay distributions in the form of taxable stock dividends to permit the payment of required dividends. If the amount of nondeductible expenses exceeds noncash deductions, we may refinance our indebtedness to reduce principal payments and may borrow funds for capital expenditures.
Under certain circumstances, we may be able to rectify a failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, in those cases we may avoid being subject to income tax by distributing deficiency dividends; however, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.
Failure to Qualify
If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will such distributions be required to be made. In such event, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits (although non-corporate taxpayers may be eligible for the preferential rates on qualified dividend income with respect to such distributions) and corporate distributees may be eligible for the dividends received deduction.  Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.
Taxation of Common Stock Holders
Taxation of Taxable U.S. Stockholders.  As used in the remainder of this discussion, the term "U.S. stockholder" means a beneficial owner of our common stock that is for federal income tax purposes:
•	a citizen or resident of the United States, as defined in Code Section 7701(b);
•	a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;
•	an estate the income of which is subject to federal income taxation regardless of its source; or
•	in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons or a trust that has a valid election in place to be treated as a U.S. person.
Generally, in the case of a partnership that holds our stock, any partner that would be a U.S. stockholder if it held the stock directly is also a U.S. stockholder. As long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by them as ordinary income, and corporate stockholders will not be eligible for the dividends received deduction as to such amounts.  In the case of individual stockholders, such distributions, if designated by the REIT in a written notice mailed not later than 60 days after the close of its taxable year, may qualify (provided holding period and certain other requirements are met) as qualified dividend income eligible to be taxed at the reduced maximum rate of 20% to the extent that the REIT receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations (other than REITs) and qualified foreign corporations.  A qualified foreign corporation generally includes a foreign corporation resident in a jurisdiction having a comprehensive double tax treaty in place with the U.S., but excludes any foreign corporation which for the taxable year of the corporation in which the dividend was paid, or the preceding taxable year, is a passive foreign investment company. The total amount that can be designated as qualified dividend income by the REIT generally cannot exceed the sum of (1) the REIT's qualified dividend income for the tax year, (2) the amount of its REIT taxable income and income taxed under the Code Section 337(d) regulations, minus the tax on these items, for the prior year and (3) the amount of any earnings and profits that were distributed by the REIT for the tax year and accumulated in a tax year during which the REIT was not subject to the REIT rules.  Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of such stockholder's stock, but rather will reduce the adjusted basis of such shares as a return of capital. To the extent that such distributions exceed the adjusted basis of a stockholder's stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. For purposes of determining what portion of a distribution is attributable to current or accumulated earnings and profits, earnings and profits will first be allocated to distributions made to holders of the shares of preferred stock.  Stockholders may not include in their individual income tax returns any net operating losses or capital losses of ours.
In general, any gain or loss realized upon a taxable disposition of shares by a stockholder who is not a dealer in securities will be treated as a long-term capital gain or loss if the shares have been held for more than one year, otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules) generally will be treated as long-term capital loss to the extent of distributions from us required to be treated by such stockholder as long-term capital gain.
Distributions that we properly designate as capital gain dividends will be taxable to stockholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset held for greater than one year. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. However, stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on our long-term capital gains. If we so elect, each stockholder, including tax-exempt stockholders as discussed below, will take into income the stockholder's share of the retained capital gain as long-term capital gain (except that corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income) and will receive a credit or refund for that stockholder's share of the tax paid by us. The stockholder will increase the basis of such stockholder's shares by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder. Further, any undistributed net long-term capital gains that are included in the income of our stockholders pursuant to this rule will be treated as distributed for purposes of the 4% excise tax.
Distributions we make and gain arising from the sale or exchange by a stockholder of shares of our stock will not be treated as passive activity income, and, as a result, stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our stock (or distributions treated as such) will not be treated as investment income under certain circumstances.
The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year (this is in addition to the Medicare tax described below). The maximum tax rate on long term capital gain from the sale or exchange of "section 1250 property", or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property". With respect to distributions that we designate as capital gain dividends, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Upon any taxable sale or other disposition of our common or preferred stock, a U.S. stockholder will recognize gain or loss for federal income tax purposes on the disposition of our stock in an amount equal to the difference between:
•	the amount of cash and the fair market value of any property received on such disposition; and
•	the U.S. stockholder's adjusted basis in such stock for tax purposes.
Gain or loss will be capital gain or loss if the stock has been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder's tax bracket. A U.S. stockholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 20%.  To the extent that capital gain is realized by a stockholder on the sale of shares, the applicable Treasury Regulations as currently promulgated should not treat any such gain as "unrecaptured Section 1250 gain," subject to a special rate of tax. However, new provisions or regulations could be promulgated in the future to produce a different result. Stockholders are advised to consult with their own tax advisors with respect to their capital gain tax liability.
The treatment accorded to any redemption for cash (as distinguished from a sale, exchange or other disposition) of stock can only be determined on the basis of particular facts as to each stockholder at the time of redemption. In general, a stockholder will recognize capital gain or loss measured by the difference between the amount received by the stockholder upon the redemption and such stockholder's adjusted tax basis in the shares redeemed (provided the shares are held as a capital asset) if such redemption (i) results in a "complete termination" of the stockholder's interest in all classes of our stock under Code Section 302(b)(3), (ii) is "substantially disproportionate" with respect to the stockholder's interest in our stock under Code Section 302(b)(2), or (iii) is "not essentially equivalent to a dividend" with respect to the stockholder under Code Section 302(b)(1). In applying these tests, there must be taken into account not only the common and preferred stock owned by the holder, but also any options (including stock purchase rights) to acquire either of the foregoing. The stockholder also must take into account any such securities (including options) which are considered to be owned by such stockholder by reason of the constructive ownership rules set forth in Code Sections 318 and 302(c).
If the redemption of stock does not meet any of the tests under Code Section 302, then the redemption proceeds received will be treated as a distribution on the stock. If the redemption is taxed as a dividend, the stockholder's adjusted tax basis in the redeemed stock will be transferred to any other shares held by the stockholder. If the stockholder owns no other stock of ours, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.  Proposed Treasury Regulations have been issued by the Treasury Department which, if issued in their current form, when effective, would prohibit the shifting of basis and would defer the recovery of the stockholder's basis in any of our stock until the conditions described in the preceding paragraph are satisfied.  We urge you to consult your tax advisor concerning the treatment of a cash redemption of stock.
For taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally will be the type of income that is subject to the Medicare tax.
Taxation of Tax-Exempt Stockholders.  Provided that a tax-exempt stockholder has not held our stock as "debt-financed property" within the meaning of the Code, the dividend income from us will not be unrelated business taxable income ("UBTI"), to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute UBTI unless the tax-exempt stockholder has held its stock as debt-financed property within the meaning of Code Section 514 or has used the stock in a trade or business. However, for a tax-exempt stockholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust, or qualified group legal services plan exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, or a single parent title-holding corporation exempt under Code Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.
A "qualified trust" (defined to be any trust described in Code Section 401(a) and exempt from tax under Code Section 501(a)) that holds more than 10% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI. This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50% of the value of its shares be held by five or fewer individuals (the "five or fewer requirement") only by relying on a special "look-through" rule under which shares held by qualified trust stockholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein; and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (i) a single qualified trust holds more than 25% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10% of the value of the REIT shares, hold in the aggregate more than 50% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year.
The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "five or fewer" requirement without relying on the "look-through" rule. The restrictions on ownership and transfer of stock in our charter should prevent application of the foregoing provisions to qualified trusts purchasing our stock, absent a waiver of the restrictions by the Board of Directors.
As discussed above in relation to taxable U.S. stockholders, we may elect to retain and pay income tax on our long-term capital gains. If we so elect, each stockholder, including tax-exempt stockholders, will take into income (and, if applicable, UBTI) the stockholder's share of the retained capital gain as long-term capital gain (except that corporate stockholders may be required to treat up to

20% of certain capital gains dividends as ordinary income) and will receive a credit or refund for that stockholder's share of the tax paid by us. The stockholder will increase the basis of such stockholder's shares by an amount equal to the excess of the retained capital gain included in the stockholder's income over the tax deemed paid by such stockholder.
Taxation of Non-U.S. Stockholders.  The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (which we refer to collectively as Non-U.S. stockholders) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. stockholder. Prospective Non-U.S. stockholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws with regard to an investment in our stock, including any reporting requirements.
Distributions that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces such rate or eliminates the tax. However, if income from the investment in our stock is treated as effectively connected with the Non-U.S. stockholder's conduct of a United States trade or business, the Non-U.S. stockholder generally will be subject to tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30% if the stockholder is a foreign corporation). We expect to withhold United States federal income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. stockholder that are not designated as capital gain dividends, unless a lower treaty rate or another reason for a reduced or zero withholding rate applies and the Non-U.S. stockholder files with us an IRS Form W-8BEN, W8-BEN-E, W-8EXP, W-8IMY or W-8ECI evidencing eligibility for that reduced or zero withholding rate.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. stockholder's shares, they will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of his or her stock as described below. We may be required to withhold United States federal income tax at the rate of at least 15% on distributions to Non-U.S. stockholders that are not paid out of current or accumulated earnings and profits unless the Non-U.S. stockholders provide us with withholding certificates evidencing their exemption from withholding tax. If it cannot be determined at the time that such a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.
Although the law is not clear on the matter, if we elect to retain and pay income tax on our long-term capital gains, it appears that amounts we designate as retained capital gains in respect of stock held by Non-U.S. stockholders generally should be treated with respect to Non-U.S. stockholders in the same manner as our actual distributions of capital gain dividends. Under this approach, a Non-U.S. stockholder would be able to offset as a credit against its United States federal income tax liability its proportionate share of the tax treated as paid by it on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax treated as paid by it exceeds its actual United States federal income tax liability.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions generally are taxed to a Non-U.S. stockholder as if such gain were effectively connected with a United States business. Thus, Non-U.S. stockholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gain dividend or, in certain circumstances, distributions following a designation of a prior distribution as a capital gain dividend. This amount is creditable against the Non-U.S. stockholder's FIRPTA tax liability. Effective for taxable years beginning after October 22, 2004, however, REIT distributions attributable to gain from sales or exchanges of United States real property interests will be treated as ordinary income dividends rather than effectively connected income under the FIRPTA rules if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the foreign investor does not own more than 10% (5% for REIT distributions made before December 18, 2015) of the class of stock at any time during the taxable year within which the distribution is received.  Capital gain dividends received by a Non-U.S. stockholder from a REIT that are attributable to dispositions by that REIT of assets other than United States real property interests are generally not subject to U.S. income or withholding tax.
Gain recognized by a Non-U.S. stockholder upon the sale or exchange of our stock generally would not be subject to United States federal income taxation unless:
•	the investment in our stock is effectively connected with the Non-U.S. stockholder's United States trade or business, in which case the Non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;
•	the Non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the non-resident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or
•	our stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.
Our stock will not constitute a United States real property interest if we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by Non-U.S. stockholders.
We believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of our stock would not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically-controlled REIT.  However, for taxable years beginning after December 18, 2015, we are permitted to presume that a person holding less than 5 percent of any class of our stock is a United States person, absent actual knowledge to the contrary.
Even if we do not qualify as a domestically-controlled REIT at the time a Non-U.S. stockholder sells our stock, gain arising from the sale still would not be subject to FIRPTA tax if:
•	the class or series of shares sold is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE; and

•	the selling Non-U.S. stockholder owned, actually or constructively, 10% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.
If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to regular United States federal income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
State and Local Taxes.  We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or our stockholders transact business or reside (although U.S. stockholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions). The state and local tax treatment of us and our stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.
Backup Withholding, FATCA Tax, and Information Reporting
U.S. Stockholders.  In general, information-reporting requirements will apply to certain U.S. stockholders with regard to payments of dividends on our stock and payments of the proceeds of the sale of our stock, unless an exception applies.
It is expected that the payor will be required to withhold tax on such payments at the rate of 28% if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. A U.S. stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.
In addition, it is expected that a payor of dividends on our stock will be required to withhold tax at a rate of 28% if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder's United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS.
U.S. stockholders that hold their stock through foreign accounts or intermediaries will be subject to U.S. withholding tax (the so-called FATCA tax) at a rate of 30% on dividends (or redemption proceeds treated as dividends) paid and proceeds of sale (which, for this purpose, includes a redemption treated as a sale, as well as a distribution treated as a return of capital or giving rise to capital gain) of our common or preferred stock, subject to certain delayed effective dates, if certain disclosure requirements (which requirements may include entering into an agreement with the IRS) related to U.S. accounts are not satisfied.  In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us.
Non-U.S. Stockholders.  Generally, information reporting, backup withholding and the FATCA tax will apply to payments of dividends and other distributions on, and proceeds from the sale of, our stock as described above for a U.S. stockholder, unless the payee certifies that it is not a United States person or otherwise establishes an exemption and, in the case of the FATCA tax, satisfies other requirements pursuant to regulations (which may include entering into an agreement with the IRS).

The payment of the proceeds from the disposition of our stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding as described above for U.S. stockholders unless the Non-U.S. stockholder satisfies the requirements necessary to be an exempt Non-U.S. stockholder or otherwise qualifies for an exemption. The proceeds of a disposition by a Non-U.S. stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, a foreign partnership if partners who hold more than 50% of the interests in the partnership are United States persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a United States office of a United States or foreign broker.
Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor.  Because the application of these Treasury Regulations varies depending on the stockholder's particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

PLAN OF DISTRIBUTION
We may sell our securities to one or more underwriters for public offer and sale by them or may sell securities offered hereby to the public, to a limited number of institutional purchasers or to a single purchaser, directly or through dealers or agents or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.  We intend to apply to the NYSE to list any additional shares of preferred or common stock offered pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices at the time of sale or negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If so indicated in the applicable prospectus supplement, we may authorize the underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in that prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts will not be less than nor greater than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of us. Contracts may be subject to any conditions including (i) the purchase by an institution of the securities covered by its contract will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and (ii) if the securities are being sold to underwriters, we have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts.
Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The legality of the securities has been passed upon for us by Stroock & Stroock & Lavan LLP. The discussion of legal matters under "Material United States Federal Income Tax Consequences" is based upon an opinion of Stroock & Stroock & Lavan LLP.

EXPERTS
The consolidated financial statements and schedules of UMH Properties, Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, included in our Annual Report on Form 10-K for the year ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of PKF O'Connor Davies, a division of O'Connor Davies, LLP, our independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a shelf registration statement under the Securities Act with respect to the securities offered hereunder. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. For further information regarding our Company and our securities, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the SEC.
You may read and copy all or any portion of the registration statement or any other materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov). We also have a website (www.umh.com) through which you may access our recent SEC filings. Information contained on our website is not a part of this prospectus. In addition, you may look at our SEC filings at the offices of the NYSE which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock, Series A Preferred Stock and Series B Preferred Stock are listed and traded on the NYSE.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to "incorporate by reference" the information contained in documents that we file with them. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all the securities offered by this prospectus.
•	Our Annual Report on Form 10-K, as filed with the SEC on March 11, 2015.
•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015 in connection with our Annual Meeting of Stockholders held on June 18, 2015.
•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, filed with the SEC on May 7, 2015; June 30, 2015, filed with the SEC on August 6, 2015; and September 30, 2015, filed with the SEC on November 4, 2015.
•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2014, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference.
•	The description of our Series A Preferred Stock included or incorporated by reference in our Registration Statement on Form 8-A, filed with the SEC on February 28, 2012, and the description of our Series B Preferred Stock included or incorporated by reference in our Registration Statement on Form 8-A, filed with the SEC on October 22, 2015.
•	The description of our common stock which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.
You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:
UMH Properties, Inc.
Attention:  Stockholder Relations
3499 Route 9 North, Suite 3-C
Juniper Business Plaza
Freehold, NJ 07728
 (732) 577-9997

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.                          Other Expenses of Issuance and Distribution.
The following sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the registrant:
Securities and Exchange Commission registration fee	$ 4,535
Stock exchange listing fees	$ 50,000
Printing and engraving expenses	$ 5,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$ 5,000
Transfer agent and registrar fees	$ 7,500
Miscellaneous expenses	$ 3,145

Total	$175,000

Item 15.                          Indemnification of Directors and Officers.
UMH Properties, Inc. (the "Company") is organized in the State of Maryland.  The MGCL permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, but not for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company's charter contains a provision limiting the liability of its directors and officers for money damages to the maximum extent permitted under Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the Company if it is ultimately determined that the standard of conduct was not met.

The Company's charter requires it, to the fullest extent permitted by Maryland law as in effect from time to time, to indemnify and advance expenses to its directors and officers, whether serving the Company or at its request any other entity, who were or are parties or are threatened to be made parties to any threatened or actual suit, investigation or other proceeding, including administrative actions, as a result of their status or actions as directors or officers of the Company.  The Company's charter authorizes it to provide the same indemnification and advancement of expenses to employees and agents of the Company.

These provisions of the Company's charter may limit the remedies available to our stockholders if a director or officer of the Company breaches his, her or its duties to the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company has entered into indemnification agreements with its directors and certain officers which generally provide that the Company is required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in: (i) any threatened, pending or completed action, suit or proceeding in which such director or officer may be or may have been involved, as a party or otherwise, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of the Company; and (ii) any inquiry, hearing or investigation that such director or officer in good faith believes might lead to the institution of any such action, suit or proceeding against any and all expenses, to the fullest extent permitted by law.

Item 16.                          Exhibits.
1.1 —	Form of Underwriting Agreement (for Common Stock) (1)
1.2 —	Form of Underwriting Agreement (for Preferred Stock) (1)
1.3 —	Form of Underwriting Agreement (for Debt Securities) (1)
3.1 —
Articles of Incorporation of UMH Properties, Inc., a Maryland corporation (incorporated by reference from the Company's Definitive Proxy Statement as filed with the Securities and Exchange Commission on July 10, 2003, Registration No. 001-12690).

3.2 —	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 3, 2006, Registration No. 001-12690)
3.3 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690)
3.4 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690)
3.5 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690)

(1)  To be incorporated by reference subsequent to the effectiveness of this Registration Statement, pursuant to a Current Report on Form 8-K in connection with the offering of the securities.
(2)  Filed herewith.
(3)  To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

3.6 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690)
3.7 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690)
3.8 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690)
3.9 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690)
3.10 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690)
3.11 —
Bylaws, as amended and restated, dated March 31, 2014 (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on March 31, 2014, Registration No. 001-12690)

4.1 —	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, filed on December 21, 2010 (File No. 333-171338) and incorporated herein by reference)
4.2 —
Specimen certificate representing the 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share, of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A, filed on February 28, 2012 (File No. 001-12690) and incorporated herein by reference)

4.3 —	Specimen certificate representing the 8.00% Series B Cumulative Redeemable Preferred Stock, par value $0.10 per share, of the Registrant (2)
4.4 —	Form of Preferred Stock Certificate of Designation (1)
4.5 —
Form of Indenture relating to issuance of Senior Debt Securities (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-3, filed on January 18, 2013 (File No. 333-186084) and incorporated herein by reference)

4.6 —
Form of Indenture relating to issuance of Subordinated Debt Securities (filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-3, filed on January 18, 2013 (File No. 333-186084) and incorporated herein by reference)

5.1 —	Opinion of Stroock & Stroock & Lavan LLP regarding legality (2)
8.1 —	Opinion of Stroock & Stroock & Lavan LLP regarding certain tax matters (2)
12 —	Computation of Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends (2)
23.1 —	Consent of PKF O'Connor Davies, A Division of O'Connor Davies, LLP(2)
23.2 —	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1 and Exhibit 8.1)

(1)            To be incorporated by reference subsequent to the effectiveness of this Registration Statement, pursuant to a Current Report on Form 8-K in connection with the offering of the securities.
(2)            Filed herewith.
(3)            To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

24 —	Power of attorney (included on signature page of this Registration Statement)
25.1 —	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture with respect to the Senior Debt Securities(3)
25.2 —	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture with respect to the Subordinated Debt Securities(3)

(1)            To be incorporated by reference subsequent to the effectiveness of this Registration Statement, pursuant to a Current Report on Form 8-K in connection with the offering of the securities.
(2)            Filed herewith.
(3)            To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.                          Undertakings.
(a)            The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the registration statement is on Form S-3 or Form S-4 and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement, or is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)            The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post‑effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)            The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Freehold, State of New Jersey, on January 21, 2016.
UMH PROPERTIES, INC.

By:	/S/ EUGENE W. LANDY
Eugene W. Landy
Chairman of the Board

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene W. Landy, Anna T. Chew and Samuel A. Landy, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) of and supplements to this Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/S/ EUGENE W. LANDY Eugene W. Landy	Chairman of the Board	January 21, 2016

/S/ SAMUEL A. LANDY Samuel A. Landy	President, Chief Executive Officer (Principal Executive Officer), Director	January 21, 2016

/S/ ANNA T. CHEW Anna T. Chew	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Director	January 21, 2016

/S/ JEFFREY A. CARUS Jeffrey A. Carus	Director	January 21, 2016

/S/ MATTHEW I. HIRSCH Matthew I. Hirsch	Director	January 21, 2016

/S/ MICHAEL P. LANDY Michael P. Landy	Director	January 21, 2016

/S/ STUART D. LEVY Stuart D. Levy	Director	January 21, 2016

/S/ JAMES E. MITCHELL James E. Mitchell	Director	January 21, 2016

/S/ RICHARD H. MOLKE Richard H. Molke	Director	January 21, 2016

/S/ STEPHEN B. WOLGIN Stephen B. Wolgin	Director	January 21, 2016

EXHIBIT INDEX

Exhibits	Description
1.1 —	Form of Underwriting Agreement (for Common Stock) (1)
1.2 —	Form of Underwriting Agreement (for Preferred Stock) (1)
1.3 —	Form of Underwriting Agreement (for Debt Securities) (1)
3.1 —
Articles of Incorporation of UMH Properties, Inc., a Maryland corporation (incorporated by reference from the Company's Definitive Proxy Statement as filed with the Securities and Exchange Commission on July 10, 2003, Registration No. 001-12690).

3.2 —	Amendment to Articles of Incorporation (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 3, 2006, Registration No. 001-12690)
3.3 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690)
3.4 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 26, 2011, Registration No. 001-12690)
3.5 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690)
3.6 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on April 10, 2012, Registration No. 001-12690)
3.7 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690)
3.8 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 31, 2012, Registration No. 001-12690)
3.9 —	Articles of Amendment (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690)
3.10 —	Articles Supplementary (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on October 20, 2015, Registration No. 001-12690)
3.11 —
Bylaws, as amended and restated, dated March 31, 2014 (incorporated by reference to the Form 8-K as filed by the Registrant with the Securities and Exchange Commission on March 31, 2014, Registration No. 001-12690)

4.1 —	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3, filed on December 21, 2010 (File No. 333-171338) and incorporated herein by reference)
4.2 —	Specimen certificate representing the 8.25% Series A Cumulative Redeemable

(1)  To be incorporated by reference subsequent to the effectiveness of this Registration Statement, pursuant to a Current Report on Form 8-K in connection with the offering of the securities.
(2)  Filed herewith.
(3)  To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

4.2 —
Preferred Stock, par value $0.10 per share, of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A, filed on February 28, 2012 (File No. 001-12690) and incorporated herein by reference)

4.3 —	Specimen certificate representing the 8.00% Series B Cumulative Redeemable Preferred Stock, par value $0.10 per share, of the Registrant(2)
4.4 —	Form of Preferred Stock Certificate of Designation (1)
4.5 —
Form of Indenture relating to issuance of Senior Debt Securities (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-3, filed on January 18, 2013 (File No. 333-186084) and incorporated herein by reference)

4.6 —
Form of Indenture relating to issuance of Subordinated Debt Securities (filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-3, filed on January 18, 2013 (File No. 333-186084) and incorporated herein by reference)

5.1 —	Opinion of Stroock & Stroock & Lavan LLP regarding legality (2)
8.1 —	Opinion of Stroock & Stroock & Lavan LLP regarding certain tax matters (2)
12.1 —	Computation of Ratio of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Stock Dividends (2)
23.1 —	Consent of PKF O'Connor Davies, A Division of O'Connor Davies, LLP(2)
23.2 —	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1 and Exhibit 8.1)
24 —	Power of attorney (included on signature page of this Registration Statement)
25.1 —	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture with respect to the Senior Debt Securities(3)
25.2 —	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture with respect to the Subordinated Debt Securities(3)

(1)            To be incorporated by reference subsequent to the effectiveness of this Registration Statement, pursuant to a Current Report on Form 8-K in connection with the offering of the securities.
(2)            Filed herewith.
(3)            To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.